Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2007 (the “Report”) by First California Financial Group, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 13, 2007

/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer

/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer